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                                                                    Exhibit 23.5

October 12, 2000

                           CONSENT OF LEHMAN BROTHERS

   We hereby consent to the use of our opinion letter dated June 27, 2000 to the Board of Directors of Haven Bancorp, Inc. (the "Company") attached as Appendix D to the Company's Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company with and into Queens County Bancorp, Inc. (the "Prospectus") and to the references to our firm and to such opinion in the Prospectus under the headings "SUMMARY" and "THE MERGER". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                          Lehman Brothers Inc.

                                             /s/ Courtney D. Dupree
                                          By: _________________________________

New York, New York